As filed with the Securities and Exchange Commission on February 16, 2021.

Registration No. 333-[        ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Virpax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	82-1510982
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1554 Paoli Pike, #279
West Chester, PA 19380
(484) 880-4588
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony Mack
Chief Executive Officer
1554 Paoli Pike, #279
West Chester, PA 19380
(484) 880-4588
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Lerner Steven M. Skolnick Lowenstein Sandler LLP 1251 Avenue of the Americas New York, New York 10020 (212) 262-6700	Jeffrey J. Fessler Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 (212) 634-3067

Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-249417

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock, $0.00001 par value per share	$3,450,000	$376.40	(3)

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-249417).
(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall be deemed to cover the additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.
(3)	The Registrant previously paid filing fees of $1,999.60 in connection with previous filings of its Registration Statement on Form S-1, as amended (File No. 333-249917).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Virpax Pharmaceuticals, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-249417), originally filed with the Commission on October 9, 2020, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on February 16, 2021. The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Pennsylvania, on the 16th day of February, 2021.

Virpax Pharmaceuticals, Inc.

By:	/s/ Anthony Mack
	Name:	Anthony Mack
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated:

Signature	Title	Date

/s/ Anthony Mack	Chief Executive Officer (Principal Executive Officer)	February 16, 2021
Anthony Mack	and Chairman of the Board of Directors

/s/ Christopher Chipman	Chief Financial Officer	February 16, 2021
Christopher Chipman

*	Director and Chairman, Compensation Committee,	February 16, 2021
Eric Floyd, PhD	Scientific and Technology Committee

*	Chief Medical Officer, Director	February 16, 2021
Jeffrey Gudin, MD

*	Director and Chairman, Audit Committee	February 16, 2021
Jerrold Sendrow, CFP

*	Director and Chairman, Corporate Governance	February 16, 2021
Thani Jambulingam, PhD

*	Director	February 16, 2021
Gary Jacob, PhD

*	Director	February 16, 2021
Vanila M. Singh, MD

*By: /s/ Christopher Chipman
Christopher Chipman, Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Lowenstein Sandler LLP
23.1	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm for the financial statements of Virpax Pharmaceuticals, Inc.
23.2	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-249417))

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